Exhibit 8.1
September 3, 2009
Energy Transfer Partners, L.P.
3738 Oak Lawn Avenue
Dallas, Texas 75219

RE:	ENERGY TRANSFER PARTNERS, L.P. REGISTRATION STATEMENT ON FORM S-4
Ladies and Gentlemen:
     We have acted as counsel for Energy Transfer Partners, L.P. (the “Partnership”), a Delaware limited partnership, with respect to the preparation of the Registration Statement on Form S-4 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission in connection with the registration by the Partnership of common units representing limited partner interests in the Partnership under the Securities Act of 1933, as amended (the “Securities Act”).
     We have also participated in the preparation of a Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit. In connection therewith, we prepared the discussion (the “Discussion”) set forth under the caption “Material Income Tax Considerations” in the Prospectus.
     All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Prospectus, qualified by the limitations contained in the Discussion. In addition, we are of the opinion that the Discussion with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact by the Partnership and its General Partner, included in the Discussion, as to which we express no opinion).
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act.

Very truly yours,
/s/ VINSON & ELKINS L.L.P.

Vinson & Elkins L.L.P.

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